Exhibit 21.1

Subsidiaries

AMSC Australia Pty Ltd — incorporated in Australia

AMSC India Private Limited — incorporated in India

AMSC Austria GmbH — incorporated in Austria

AMSC Finland Holdings OY — incorporated in Finland

AMSC Wisconsin Wind LLC — formed in Delaware

AMSC United Kingdom Limited — incorporated in the United Kingdom

ASC Devens LLC — formed in Delaware

ASC Securities Corp. — incorporated in Massachusetts

NST Asset Holding Corporation — incorporated in Delaware

Superconductivity, Inc. — incorporated in Delaware

Suzhou AMSC Super Conductor Co., Ltd. — incorporated in China

American Superconductor Europe LLC — formed in Delaware

American Superconductor Europe GmbH — established in Germany

American Superconductor Korea Co., Ltd. — incorporated in South Korea

American Superconductor Canada Limited — incorporated in Canada

American Superconductor Singapore PTE. Ltd. — incorporated in Singapore

American Superconductor Europe C.V. — incorporated in the Netherlands

American Superconductor Europe B.V. (wholly-owned subsidiary of American Superconductor Europe C.V. ) — incorporated in the Netherlands

American Superconductor Spain Holdings S.L. — incorporated in Spain

Blade Dynamics Limited (UK) — incorporated in the United Kingdom.

Tres Amigas, LLC — formed in Delaware